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                                                                 Exhibit 9(a)(9)
                                                                 ---------------




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Issuer Tender Offer Statement on Schedule 13E-4 of our report dated January 15, 1999 (on the consolidated financial statements before restatement for 1999 poolings of interests) which appears on page 17 of the 1998 Annual Report to Shareholders of First Merchants Corporation, which is incorporated by reference in First Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


Olive LLP
Indianapolis, Indiana
November 19, 1999